UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2018

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan

On April 30, 2018, the stockholders of Consolidated Communications Holdings, Inc. (the “Company”) approved certain provisions of the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (the “Plan”). Specifically, the stockholders (i) approved an amendment to the Plan to increase by 2,000,000 shares the number of shares available for issuance under the Plan and (ii) approved an extension of the term of the Plan through April 30, 2028. (The Board of Directors of the Company (the “Board”) approved the Plan amendment to increase the shares on February 23, 2018, subject to stockholder approval and the Compensation Committee of the Board (the “Committee”) approved the extension of the Plan on March 7, 2018, subject to stockholder approval.)

The Plan provides for grants of stock options, stock appreciation rights, stock awards and stock unit awards to eligible employees and non-employee directors and grants of cash awards to eligible employees. The Plan was submitted for approval by the Company’s stockholders to increase the number of shares available under the Plan by 2,000,000, which represents an increase from 2,650,000 to 4,650,000 shares, and to extend the expiration of the Plan from May 5, 2019 to April 30, 2028.

The material terms of the Plan are:

Number of Shares and Maximum Cash Incentive Payments. Of the 4,650,000 shares available for issuance under the Plan: (i) the maximum number of shares issued as stock options to any participant in any calendar year is 300,000 (25,000 in the case of a non-employee director); (ii) the maximum number of shares pursuant to which stock appreciation rights are issued to any participant in any calendar year is 300,000 (25,000 in the case of a non-employee director); (iii) no stock awards or stock unit awards made in any calendar year can relate to shares having a fair market value on the date of grant that exceeds $6,000,000 ($500,000 in the case of a non-employee director); and (iv) the maximum number of non-forfeitable shares subject to stock awards or stock unit awards that may be issued under the Plan to any participant in any calendar year is 300,000 (25,000 in the case of a non-employee director). In addition, no more than $5,000,000 may be paid to a participant for each year in any performance period under a Cash Incentive Program.

Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance. In addition, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will again be available for issuance, and such shares will not count toward the number of shares issued under the Plan. The number of shares of common stock issuable under the Plan is subject to adjustment in the event of any change in the capital structure of the Company or any similar transactions, and in each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.

Administration. The Plan is administered by the Committee. All members of the Committee satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934. The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Eligibility. All employees of the Company designated by the Committee and all non-employee directors of the Company are eligible to receive awards under the Plan.

Awards to Participants. Each stock-based award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.

Stock Options. The Committee has the discretion to grant non-qualified stock options and incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option shall not be less than the closing sales price of the Company’s common stock on the date which the option is granted (“fair market value”) and each option shall expire 10 years from the date of grant. Additional rules apply to incentive stock options.

Stock Appreciation Rights. The Committee has the discretion to grant stock appreciation rights to participants. Each right entitles the participant to receive the difference between the fair market value of the common stock on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. The stock appreciation right may be issued independently or together with a stock option, in which case the exercise of a stock appreciation right will cancel the related option with respect to the same number of shares for which the stock appreciation right was exercised, and the exercise of an option will cancel the related stock appreciation right with respect to the same number of shares for which the option was exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will be not less than the fair market value of the common stock on the date of grant, and (ii) each stock appreciation right will expire 10 years from the date of grant.

Stock Awards. The Committee has the discretion to grant stock awards to participants. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award, or stock dividends otherwise payable with respect to any stock award, will be held by the Company and will be paid only to the holder of the stock award to the extent the restrictions on such stock award lapse.

Stock Unit Awards. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. Until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that such dividend equivalents otherwise payable on any performance-based stock unit award, or stock dividend equivalents otherwise payable on any stock unit award, will be held by the Company and will be paid only to the holder of the stock unit award to the extent the restrictions on such stock unit award lapse.

Cash Incentive Awards. The Committee has the discretion to adopt one or more Cash Incentive Programs, pursuant to which employees will be eligible for cash payments based upon the level of attainment of pre-established performance goals set by the Committee with respect to a performance period (which the Committee sets with a duration of one to five years). The Committee has the discretion to set the terms and conditions applicable to the cash incentive award, including the eligible employees, the performance criteria and goals and the amount of payments to be made upon attainment of the goals.

Provisions Relating to a “Change in Control” of the Company. The Plan provides that if there is a “change in control” of the Company (as defined in Section 15 of the Plan), and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). If required by the terms of the transaction, the Committee has the right to cancel such grants after having given the participants a reasonable time to exercise the options and stock appreciation rights and take necessary action to receive stock or cash pursuant to stock and stock unit awards. The Plan also provides that if in connection with the change in control the Plan awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal).

Amendment and Termination of the Plan; Term of the Plan. The Board may terminate, suspend or amend the Plan from time to time, without the approval of the stockholders, unless such approval is required by applicable law or stock exchange rule, provided that (i) no amendment shall be made to the Plan’s change in control provisions after the date of the change in control which would adversely affect any rights that would vest on the effective date of the change in control, and (ii) no amendment shall result in the modification or cancellation of an award without the written consent of the participant, unless there is a dissolution, liquidation, change in control or change in capital structure of the Company. Notwithstanding the foregoing, there shall be no amendment to the Plan or any award agreement that results in the repricing of stock options without stockholder approval (except in the case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events).

No awards may be granted under the Plan on or after April 30, 2028.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on April 30, 2018, 64,557,662 shares of common stock, $0.01 par value, or approximately 91.2% of the 70,777,354 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting and the final voting results on each such matter.

Proposal No. 1: Election of Class I Directors. The number of votes cast for each nominee named in the Company’s proxy statement, as well as the number of votes withheld and broker non-votes, were as follows:

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Richard A. Lumpkin	45,855,351	2,125,058	16,577,253
Timothy D. Taron	45,719,575	2,260,834	16,577,253
Wayne Wilson	47,514,779	465,630	16,577,253

Each nominee, having received a plurality of the votes cast, was elected. In addition, the terms of office of the following directors continued after the Annual Meeting: Robert J. Currey, Thomas A. Gerke, Roger H. Moore, Dale E. Parker, Maribeth S. Rahe and C. Robert Udell, Jr.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, the number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
63,689,717	725,116	142,829

There were no broker non-votes as to Proposal No. 2.

Proposal No. 2, having received the affirmative vote of the holders of more than a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, was adopted.

Proposal No. 3: Advisory Vote on the Approval of Named Executive Officer Compensation. With respect to the advisory vote to approve the compensation of the Company’s named executive officers described in the Company’s proxy statement, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,914,085	3,333,034	733,290	16,577,253

Proposal No. 3, having received the affirmative vote of the holders of more than a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, was adopted, on an advisory basis.

Proposal No. 4: Approval of Certain Provisions of the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan. With respect to the approval of certain provisions of the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,372,073	14,617,805	990,531	16,577,253

Proposal No. 4, having received the affirmative vote of the holders of more than a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, was adopted.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT INDEX

(d)  Exhibits

Ex
No.	Description
10.1	Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (as amended and restated effective May 5, 2009, with amendments approved by stockholders of the Company on May 4, 2015 and amendments approved by the stockholders of the Company on April 30, 2018) (incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 16, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2018
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers
Title: Chief Financial Officer